UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 14, 2020

Date of Report

(Date of earliest event reported)

BOQI International Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3601, Building A, Harbour View Place, No. 2 Wuwu Road, Zhongshan District, Dalian, Liaoning Province, P. R. China, 116000
(Address of principal executive offices and zip code)
(8604) 1182209211
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	BIMI	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2020, the Registrant entered into a Stock Purchase Agreement (the “Agreement”) with Chongqing Cogmer Biology Technology Co., Ltd., a company organized under the laws of the People’s Republic of China (the “PRC”) (“Cogmer”) and three individuals. Cogmer is a distributor of medical devices including in vitro diagnostic devices, focused on sales to hospitals and sub-distributors in the southwest region of the PRC.

Pursuant to the Agreement, the Registrant will purchase all the issued and outstanding equity interests in Cogmer (the “Shares”) in consideration of RMB 116,000,000 (approximately $17,737,000). RMB 20,000,000 (approximately US$3,048,780) will be paid in cash at the closing and 2,000,000 shares of common stock of the Registrant valued at RMB 40,000,000 (approximately US$6,097,560) will be delivered within 90 days of the closing, as partial consideration. The balance of the purchase price in the amount of RMB 56,000,000 (approximately US$8,562,691) (the “Earnout Amount”) is subject to post-closing adjustments based on the performance of Cogmer in 2021 and 2022.

If Cogmer’s 2021 revenue equals or exceeds RMB 70,000,000 (approximately US$10,703,363), and gross profit in 2021 equals or exceeds RMB 7,000,000 (approximately US $1,070,336), 50% of the Earnout Amount will be payable to the sellers. If Cogmer achieves 80% or more of the 2021 revenue and gross profit targets, a reduced Earnout Amount will be payable. If Cogmer achieves less than 80% of the 2021 revenue and gross profit targets, the sellers will not be eligible to receive any part of the Earnout Amount (the “Performance Failure”). The Agreement also sets forth circumstances where the Registrant may elect, in its sole discretion, to pay the entire Earnout Amount to the sellers if the 2021 revenue and profit targets are exceeded by at least 20% (the “Accelerated Earnout Payment”). In the event an Accelerated Earnout Payment is made, the Sellers will not be eligible to receive any additional payment under the Agreement.

In the event there is neither an Accelerated Earnout Payment nor a Performance Failure in 2021, 50% (or a smaller portion) of the Earnout Amount may be payable based on Cogmer reaching similar performance targets in 2022.

The closing of the Agreement is expected to take place in late December 2020, subject to necessary regulatory approvals.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

ITEM 8.01 OTHER INFORMATION

On December 15, 2020, the Registrant issued a press release announcing the entry into of the Agreement.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information in this Current Report on Form 8-K, including Exhibit 99.1 may contain forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein that are not historical facts are considered “forward-looking statements.” Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. The Registrant not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, the Registrant does not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in the Registrant’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

4.1	Stock Purchase Agreement dated December 14, 2020
99.1	Exhibit 99.1 Press Release dated December 15, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2020	BOQI International Medical Inc.
(Registrant)

	By:	/s/ Tiewei Song
Tiewei Song
Chief Executive Officer

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